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EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-59886) pertaining to the 2001 Employee Stock Incentive Plan of Marine Products Corporation of our report dated February 27, 2004, with respect to the consolidated financial statements and schedule of Marine Products Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2003.

                                        /s/ Ernst & Young LLP

Atlanta, Georgia
March 8, 2004